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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  July 3, 2000

                          EDGE PETROLEUM CORPORATION
            (Exact name of registrant as specified in its charter)

                   Delaware                         76-0511037
        (State or other jurisdiction of          (I.R.S. Employer
        incorporation or organization)          Identification No.)

                            Texaco Heritage Plaza
                            1111 Bagby, Suite 2100
                             Houston, Texas 77002
                   (Address of principal executive offices)

                                (713) 654-8960
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

        The Company, as one of three plaintiffs, has filed a lawsuit against BNP Petroleum Corporation, Seiskin Interests, LTD, Pagenergy Company, LLC and Gap Marketing Company, LLC, as defendants, in the 229th Judicial District Court of Duval County, Texas, for fraud and breach of contract in connection with an agreement between plaintiffs and defendants whereby the defendants were obligated to drill a test well in an area known as the Slick Prospect in Duval County, Texas. The allegations of the Company in this litigation are that BNP gave the Company inaccurate and incomplete information on which the Company relied in making its decision not to participate in the test well and the prospect, resulting in the loss of the Company's interest in the lease, the test well and four subsequent wells drilled in the prospect. The Company seeks to enforce its approximate 23% interest in the prospect and seeks damages or rescission, as well as costs and attorneys' fees. The case was originally filed in Duval County, Texas on February 25, 2000.

        In mid March, 2000, the defendants filed an original answer and certain counterclaims against plaintiffs, seeking unspecified damages for slander of title, tortious interference with business relations, bad-faith litigation, and exemplary damages. The case proceeded to trial before the Court (without a jury) on June 19, 2000. The trial is currently in recess and is expected to resume by August 7, 2000. On July 3, 2000, the Company became aware that on June 30, 2000, defendants filed a second amended answer and counterclaim and certain supplemental responses to requests for disclosure in which they stated that they were seeking damages in the amount of $33.5 million by virtue of an alleged lost sale of the subject properties, $17 million in alleged lost profits from other prospective contracts, and unspecified incidental and consequential damages from the alleged wrongful suspension of funds under their gas sales contract with the gas purchaser on the properties, alleged damage to relationships with trade creditors and financial institutions, including the inability to leverage the Slick Prospect, and attorneys' fees at prevailing hourly rates in Duval County, Texas incurred in defending against plaintiffs' claims and for 40% of any aggregate recovery in prosecuting their counterclaims. The Company and the other plaintiffs have filed motions objecting to the counterclaims on certain procedural grounds, including failure to properly and timely file and serve plaintiffs with copies of certain pleadings, the effect of which, if granted, would be to establish grounds for dismissal of the counterclaims.

        While the Company believes it has sufficient legal defenses to all of the defendants' counterclaims and intends to vigorously defend itself in this matter, there can be no assurance that the outcome of any portion of this litigation will be favorable to the Company. An adverse outcome on the counterclaims or related matters could have a material adverse effect on the Company.

        The Company has also alleged that BNP Petroleum Corporation, Seiskin Interests, LTD and Pagenergy Company, LLC breached a contract with the plaintiffs by obtaining oil and gas leases within an area restricted by that contract. This breach of contract allegation is the subject of an additional lawsuit by plaintiffs in the 165th District Court in Harris County, Texas. The Company is seeking damages as a result of defendants' actions as well as costs and attorneys' fees.

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        Statements in this document, including but not limited to those relating to the above-described litigation, its outcome, effects, timing and any other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the outcome and timing of the litigation, rulings by the court, timing and other factors described in the Company's most recent Form 10-K and other filings with Securities and Exchange Commission.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          EDGE PETROLEUM CORPORATION,
                            A DELAWARE CORPORATION
                                 (REGISTRANT)



Date          7/19/00             /S/              John W. Elias
--------------------------        ---------------------------------------------
                                                   John W. Elias
                                            Chief Executive Officer and
                                               Chairman of the Board


Date          7/19/00             /S/             Michael G. Long
--------------------------        ---------------------------------------------
                                                  Michael G. Long
                                             Senior Vice President and
                                              Chief Financial Officer